Exhibit 99.28

1 THE SEVENTH SUPPLEMENT DOCUMENT TO NORTH HOLDINGS 3 OY’S TENDER OFFER DOCUMENT DATED NOVEMBER 24, 2022, RELATING TO THE VOLUNTARY PUBLIC TENDER OFFER FOR ALL ISSUED AND OUTSTANDING SHARES IN CAVERION CORPORATION April 17, 2023 THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, RELATED ACCEPTANCE FORMS AND SUPPLEMENT DOCUMENTS ARE NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW BY ANY MEANS WHATSOEVER INCLUDING, WITHOUT LIMITATION, MAIL, FACSIMILE TRANSMISSION, E-MAIL OR TELEPHONE. IN PARTICULAR, THE TENDER OFFER IS NOT MADE IN AND THE TENDER OFFER DOCUMENT AND THIS SUPPLEMENT DOCUMENT MUST UNDER NO CIRCUMSTANCES BE DISTRIBUTED INTO AUSTRALIA, CANADA, THE HONG KONG SPECIAL ADMINISTRATIVE REGION OF THE PEOPLE’S REPUBLIC OF CHINA (“HONG KONG”), JAPAN, NEW ZEALAND OR SOUTH AFRICA OR ANY OTHER JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW. SHAREHOLDERS IN THE UNITED STATES SHOULD ALSO REFER TO THE SECTION TITLED “INFORMATION FOR SHAREHOLDERS IN THE UNITED STATES” BELOW. North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) had on November 3, 2022 entered into a combination agreement, which was amended on January 24, 2023 (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Offeror has on November 24, 2022 published a tender offer document, dated November 24, 2022, and published the first supplement document to the tender offer document on January 13, 2023, the second supplement to the tender offer document on February 10, 2023, the third supplement document to the tender offer document on February 15, 2023, the fourth supplement document to the tender offer document on February 28, 2023, the fifth supplement document to the tender offer document on March 17, 2023 and the sixth supplement document to the tender offer document on March 30, 2023, concerning the Tender Offer (the tender offer document, as supplemented from time to time, the “Tender Offer Document”). The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time). North (BC) Lux Holdco SARL (a vehicle owned and controlled by funds managed or advised by Bain Capital Private Equity (Europe), LLP, and/or its affiliates), Security Trading Oy, Fennogens Investments S.A. and Corbis S.A. form a consortium (the “Consortium”) for the purposes of the Tender Offer. Supplements to the Tender Offer Document Caverion has on April 5, 2023, announced that the Board of Directors of Caverion (the “Board”) has decided to withdraw its recommendation for the Tender Offer and instead unanimously recommend Crayfish BidCo Oy’s offer. Caverion has on April 5, 2023, entered into a co-operation agreement with Crayfish BidCo Oy, in which Caverion and Crayfish BidCo Oy undertake to, among other things, assist and cooperate with each other in relation to consummation of the Crayfish BidCo Oy’s offer. In addition, the Board has on April 5, 2023, issued an updated statement regarding the Tender Offer and terminated the Combination Agreement. As a result, the Offeror has published a stock exchange release on April 5, 2023, in which it announced the waiver of the conditions to completion of the Tender Offer relating to the recommendation of the Board remaining in force and not being withdrawn, modified, cancelled or amended and the Combination Agreement remaining in full force and effect, and that it intends to claim reimbursement for its costs from Caverion in accordance with the terms and conditions of the Combination Agreement. The Offeror therefore supplements the Tender Offer Document in accordance with Chapter 11, Section 11, Subsection 4 of the Finnish Securities Markets Act (746/2012, as amended) with the following information included in this document (the “Supplement Document”), and by adding Caverion’s stock exchange release of April 5, 2023, as Appendix X to the Tender Offer Document, the Offeror’s stock exchange release of April 5, 2023, as Appendix Y to the Tender Offer Document, and the Caverion Board's updated statement of April 5, 2023, as Appendix Z to the Tender Offer Document. In connection with this Supplement Document, the Offeror extends the offer period of the Tender Offer to expire on May 17, 2023.

2 Supplements relating to the withdrawal of the Board's recommendation and the termination of the Combination Agreement Caverion announced on April 5, 2023, that the Board has withdrawn its recommendation for the Offeror’s Tender Offer and instead recommends Crayfish BidCo Oy’s tender offer. Caverion has on April 5, 2023, entered into a co-operation agreement with Crayfish BidCo Oy, in which Caverion and Crayfish BidCo Oy undertake to, among other things, assist and cooperate with each other in relation to consummation of the Crayfish BidCo Oy’s offer. In addition, the Board has on April 5, 2023, issued an updated statement regarding the Tender Offer and terminated the Combination Agreement. As a result, the Offeror has published a stock exchange release on April 5, 2023, in which it announced the waiver of the conditions to completion of the Tender Offer relating to the recommendation of the Board remaining in force and not being withdrawn, modified, cancelled or amended and the Combination Agreement remaining in full force and effect, and that it intends to claim reimbursement for its costs from Caverion in accordance with the terms and conditions of the Combination Agreement. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows: The ninth paragraph of the cover page shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “The Offeror and Caverion have had on November 3, 2022 entered into a combination agreement, which was amended on January 24, 2023 (as amended, (the “Combination Agreement”). The Board of Directors of Caverion, represented by a quorum comprising the non-conflicted members of the Board of Directors, has had unanimously decided to recommend in its statement issued pursuant to the Finnish Securities Markets Act and the Helsinki Takeover Code (as defined below) that the shareholders of Caverion accept the Tender Offer (the “Recommendation”). Based on the amendments to the Combination Agreement made on January 24, 2023, the Board of Directors of Caverion has had on February 9, 2023 supplemented its statement and had renewed its recommendation regarding the Tender Offer that was issued and announced on November 18, 2022. Caverion has on April 5, 2023, terminated the Combination Agreement in connection with the withdrawal of the Recommendation regarding the Tender Offer.” The eleventh and twelfth paragraph of the section “Background and Objectives – Background to the Tender Offer and Offeror’s Strategic Plans” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “The Offeror and Caverion have had on November 3, 2022, entered into a Combination Agreement, which was amended on January 24, 2023, under which the Offeror is committed to make had committed to make the Tender Offer. The principal terms and conditions of the Combination Agreement have been described in “Summary of the Terminated Combination Agreement” below. Caverion has, however, on April 5, 2023, terminated the Combination Agreement in connection with the withdrawal of the Recommendation. According to the Combination Agreement, if the Combination Agreement is terminated by either party as a result of the Board of Directors of Caverion withdrawing, modifying, cancelling or amending its Recommendation for the Offeror's Tender Offer, Caverion shall reimburse to the Offeror any and all of its documented out-of-pocket expenses and costs incurred in connection with the Combination Agreement and the transactions contemplated therein, up to the maximum amount of EUR 10,000,000 in the aggregate. The Offeror has announced on April 5, 2023, that it intends to claim reimbursement for its costs from Caverion in accordance with the terms and conditions of the Combination Agreement.” “After reviewing the Tender Offer and its terms and conditions, as well as other available information, the Board of Directors of Caverion, represented by a quorum comprising the non-conflicted members of the Board of Directors, has unanimously decided to recommend that the shareholders of Caverion accept the Tender Offer (see “– Statement by the Board of Directors of Caverion” and Annex C below). The Board of Directors of Caverion received an opinion, dated November 3, 2022, of Caverion’s exclusive financial adviser, BofA Securities, to the effect that, as of the date of such opinion, the Offer Price to be paid to holders of Shares (other than Security Trading, Fennogens and Corbis and their respective affiliates) pursuant to the Tender Offer, was fair, from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the opinion. The opinion of BofA Securities was provided for the use and benefit of the Board of Directors of Caverion and does not constitute a recommendation as to whether any holders of Shares should tender such Shares in connection with the Tender Offer, how any holders of Shares should act in connection with the Tender Offer or any related matter. The complete opinion is attached as Appendix 1 to the statement of the Board of Directors of Caverion, issued on November 18, 2022, and attached as Annex C to this

3 Tender Offer Document. Based on the amendments to the Combination Agreement and to the terms and conditions of the Tender Offer made on January 24, 2023, the Board of Directors of Caverion has on February 9, 2023 supplemented its statement issued on November 18, 2022 (the statement published on February 9, 2023 is hereinafter referred to as “Updated Statement”).” The second paragraph of the section “Background and Objectives – Share-based Long-term Incentive Plans of Caverion” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “According to the Combination Agreement, Prior to its termination, the Offeror and Caverion had agreed in the Combination Agreement that if the completion of the Tender Offer takes place, Caverion will settle in cash all outstanding rewards to be paid under the Performance Share Plans 2022–2024, 2021–2023 and 2020–2022 based on achievement of performance targets per September 30, 2022 and pro-rated to time passed, all outstanding rewards to be paid under the fourth instalment under the conditional Matching Share Plan 2018–2022 and all outstanding rewards to be paid under the conditional Restricted Share Plans 2022–2024, 2021–2023 and 2020–2022. The outstanding rewards under the Performance Share Plans and the conditional Restricted Share Plans will be paid three (3) months after the completion of the Tender Offer and the outstanding rewards under the fourth instalment of the conditional Matching Share Plan will be paid at the completion of the Tender Offer, in each case on condition that the participant has not voluntarily resigned from his/her position at Caverion prior to that time. The payment of the outstanding rewards under the conditional Matching Share Plan may also occur sooner if required under applicable plan terms. As a result of the termination of the Combination Agreement, Caverion is no longer obliged to settle the rewards under the incentive plans as agreed in the Combination Agreement. In deviation from the above Prior to the termination of the Combination Agreement, the Offeror has approved the reward payments for Caverion’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 by conveyance of Caverion’s treasury shares and the related directed share issue without payment, announced by Caverion on March 17, 2023. To the Offeror’s latest knowledge, Tthe total remaining amount payable by Caverion under these plans the outstanding share incentive plans amounts to approximately EUR 10.6 million (excluding social security costs).” The third paragraph of the section “Background and Objectives – Financing of the Tender Offer – Equity Commitment Letters” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “The obligations of the Investors under the relevant Equity Commitment Letters expire with no further liabilities or obligations, among other things, upon earlier of (i) the payment of the final redemption price by the Offeror in connection with the compulsory redemption; (ii) the Offeror receiving the funding in full by the relevant Investor; and (iii) if the Combination Agreement terminates or is terminated or the Tender Offer does not proceed, lapses or is withdrawn in accordance with their its terms, the earlier of: (a) the Offeror paying the termination fee in full, if a valid claim for termination fee under the Combination Agreement has been made by the Company; and (b) if no claim has been made in writing by the Company to the Offeror alleging that the termination fee is payable by the Offeror, the date that is three months after the termination of the Combination Agreement or the lapse or withdrawal of the Tender Offer.” The third paragraph of the section “Background and Objectives – Offeror’s Future Plans in Respect of the Shares – Redemption under the Finnish Companies Act” shall be amended by deleting the following strikethrough passages: “Pursuant to the Finnish Companies Act, a shareholder that holds more than half (1/2) of the shares and voting rights carried by the shares present in a company’s general meeting has sufficient voting rights to decide on the appointment of board members and distribution of dividends, and a shareholder that holds more than two-thirds (2/3) of the shares and voting rights carried by the shares present in a company’s general meeting has sufficient voting rights to decide upon the merger of a company into another company. Should the Offeror’s shareholding in Caverion be less than ninety (90) percent of the Shares and voting rights carried by the Shares, it is still possible that Caverion could in any event be subject to certain corporate measures and transactions, including for example a merger into another company, the issuance of shares in the Company by way of derogation from the shareholders’ pre-emptive subscription rights, a change of domicile to a jurisdiction that allows more flexibility, or amendments to the Company’s Articles of Association. However, the Offeror has not taken any resolutions regarding any such measures or transactions. Additionally, as set out in the Combination Agreement, the Offeror and Caverion have agreed that after the Offeror has publicly confirmed that it will complete the Tender Offer, the Board of Directors of the Company shall, within four (4) business days of a written request by the Offeror, resolve to convene an extraordinary general meeting of shareholders of the Company for the purpose of changing the composition of the Board of Directors, provided that the proposals for agenda items put forward by the

4 Offeror in such request are limited to the size, composition and remuneration of the Board of Directors of the Company. For more information on an amendment to or a waiver of the conditions to completion of the Tender Offer, see “Summary of the Combination Agreement – Conditions to Completion” and “Terms and Conditions of the Tender Offer – Conditions to Completion of the Tender Offer”.” The first paragraph of the section “Background and Objectives – Statement by the Board of Directors of Caverion” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold: “After reviewing the Tender Offer and its terms and conditions, as well as other available information, the Board of Directors of Caverion represented by a quorum comprising the non-conflicted members of the Board of Directors, has unanimously decided to recommend that the shareholders of Caverion accept the Tender Offer. The Statement of the Board of Directors of Caverion in accordance with Chapter 11, Section 13 of the Finnish Securities Markets Act, is attached to this Tender Offer Document as Annex C. The Board of Directors of Caverion received an opinion, dated November 3, 2022, of Caverion’s exclusive financial adviser, BofA Securities, to the effect that, as of the date of such opinion, the Offer Price to be paid to holders of Shares (other than Security Trading, Fennogens and Corbis and their respective affiliates) pursuant to the Tender Offer, was fair, from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the opinion. The opinion of BofA Securities was provided for the use and benefit of the Board of Directors of Caverion and does not constitute a recommendation as to whether any holders of Shares should tender such Shares in connection with the Tender Offer, how any holders of Shares should act in connection with the Tender Offer or any related matter. The complete opinion is attached as Appendix 1 to the Statement of the Board of Directors of Caverion, issued on November 18, 2022, and attached as Annex C to this Tender Offer Document. Based on the amendments to the Combination Agreement and to the terms and conditions of the Tender Offer made on January 24, 2023, the Board of Directors of Caverion has on February 9, 2023 published the Updated Statement in accordance with Chapter 11, Section 13 of the Finnish Securities Markets Act. According to the Updated Statement, the Board of Directors of Caverion represented by a quorum comprising the non-conflicted members of the Board of Directors, continues to unanimously recommend that the shareholders of Caverion accept the Tender Offer. The Updated Statement is attached to this Tender Offer Document as Annex G. The Board of Directors of Caverion has received an updated opinion, dated January 24, 2023, of Caverion’s exclusive financial adviser, BofA Securities, to the effect that, as of the date of such opinion, the increased Offer Price to be paid to holders of Shares (other than Security Trading, Fennogens and Corbis and their respective affiliates) pursuant to the Tender Offer (under its improved terms announced on January 24, 2023), was fair from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in such opinion. The opinion of BofA Securities was provided for the use and benefit of the Board of Directors of Caverion and does not constitute a recommendation as to how any holders of Shares should act in connection with the Tender Offer or any related matter. The updated opinion of BofA Securities is attached as Appendix 1 to the Updated Statement issued by the Board of Directors of Caverion. Caverion announced on March 23, 2023 that the Board of Directors of Caverion expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right and presents an offer that is at least equally favourable to the shareholders of Caverion as Crayfish BidCo Oy’s tender offer, no later than on April 4, 2023. The Board of Directors of Caverion, represented by a quorum comprising the non-conflicted members of the Board of Directors, had unanimously decided to recommend in its statement issued on November 18, 2022, pursuant to the Finnish Securities Markets Act and the Helsinki Takeover Code that the shareholders of Caverion accept the Tender Offer. Based on the amendments to the now terminated Combination Agreement made on January 24, 2023, the Board of Directors of Caverion had on February 9, 2023, supplemented its statement and renewed the Recommendation that was issued and announced on November 18, 2022. The Board of Directors of Caverion has, however, issued and announced on April 5, 2023, its updated statement and unanimously withdrawn its Recommendation for the Tender Offer and decided to recommend that the shareholders of the Company accept Crayfish BidCo Oy’s tender offer. The updated statement of April 5, 2023, is attached to this Tender Offer Document as Appendix Z.” The section “Background and Objectives – Statement by the Board of Directors of Caverion” shall be amended by adding the following paragraph as the second paragraph of the section: “According to the updated statement of April 5, 2023, in comparing the Tender Offer and Crayfish BidCo Oy’s tender offer as a whole (including from financial and deliverability points of view and taking into account also anticipated timing and regulatory aspects and also the risks relating to each offer), the Board of Directors considers the offer consideration of Crayfish BidCo Oy’s tender offer to be sufficiently higher compared to the consideration

5 offered in the Tender Offer to outweigh the higher risks included in Crayfish BidCo Oy’s tender offer and, therefore, Crayfish BidCo Oy’s tender offer to be more attractive to shareholders than the Tender Offer.” The section “Information on the Pricing of the Tender Offer – Other Public Tender Offers Regarding the Shares” shall be amended by adding the passages that are underlined and set in bold: “To the knowledge of the Offeror, no public tender offer for the Shares or securities entitling to Shares has been made by any third party during the 12 months preceding the date of the Tender Offer Document dated November 24, 2022. Caverion announced on January 10, 2023, that Crayfish Bidco Oy, a Finnish company controlled by Triton Fund V, has announced a voluntary public cash tender offer pursuant to which Crayfish Bidco Oy proposes to acquire all issued and outstanding shares in Caverion at an offer price of EUR 8.00 per share. According to Caverion's stock exchange release, the tender offer by Crayfish Bidco Oy is subject to certain conditions, including the tender offer having been validly accepted with respect to shares representing, together with any other shares otherwise acquired by Crayfish Bidco Oy prior to or during the offer period, more than ninety (90) percent of the outstanding shares and voting rights in Caverion, and the receipt by Crayfish Bidco Oy of all necessary regulatory approvals. Caverion’s stock exchange release of January 10, 2023 is attached as Appendix D to the Tender Offer Document and the Offeror's stock exchange release concerning, inter alia, its views on the competing offer of January 11, 2023, is attached as Appendix E to the Tender Offer Document. Caverion announced on February 24, 2023, that Crayfish BidCo Oy has announced that it has resolved to increase the offer price under the tender offer by Crayfish BidCo Oy to EUR 8.95 in cash for each validly tendered Share. Caverion’s stock exchange release of February 24, 2023, is attached as Appendix K to the Tender Offer Document, the Offeror’s stock exchange release of February 24, 2023, concerning its evaluation of alternatives is attached as Appendix L to the Tender Offer Document and Caverion’s stock exchange release of February 27, 2023, concerning evaluation of the Caverion Board is attached as Appendix M to the Tender Offer Document. Crayfish BidCo Oy announced on March 7, 2023 that it will commence its competing offer on March 8, 2023, and published its tender offer document. The related Caverion’s stock exchange release of March 7, 2023 is attached as Appendix N to the Tender Offer Document. Caverion’s stock exchange release of March 9, 2023, concerning the further evaluation of both offers is attached as Appendix P to the Tender Offer Document. Caverion announced on March 23, 2023 that the Board of Directors of Caverion expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right and presents an offer that is at least equally favourable to the shareholders of Caverion as Crayfish BidCo Oy’s tender offer, no later than on April 4, 2023. According to the release Crayfish BidCo Oy has lowered the acceptance condition in its offer from 90% to 66 2/3%. Due to the EUR 0.20 dividend decided by the Annual General Meeting of Caverion on March 27, 2023, Crayfish BidCo Oy has also adjusted the offer price of its tender offer from EUR 8.95 to EUR 8.75. Caverion’s stock exchange release of March 23, 2023, is attached as Appendix T to the Tender Offer Document and the Offeror’s stock exchange release of March 23, 2023, concerning its evaluation of its next steps, as Appendix U to the Tender Offer Document. The right-to-match period under the Combination Agreement expired on April 4, 2023, and the Board of Directors of Caverion has on April 5, 2023, unanimously decided to withdraw its Recommendation for the Tender Offer and recommend that the shareholders of the Company accept Crayfish BidCo Oy’s tender offer. Caverion has on April 5, 2023, entered into a co-operation agreement with Crayfish BidCo Oy, in which Caverion and Crayfish BidCo Oy undertake to, among other things, assist and cooperate with each other in relation to consummation of the Crayfish BidCo Oy’s offer. In connection with the withdrawal of Caverion’s Board of Directors’ Recommendation, Caverion has also terminated the Combination Agreement. Caverion’s stock exchange release of April 5, 2023, is attached as Appendix X to this Tender Offer Document and the Offeror’s stock exchange release of April 5, 2023, in which it announced that is has concluded not to change the terms of the Tender Offer during the right-to-match period and comments on the withdrawal by the Board of Directors of Caverion of its Recommendation and the termination of the Combination Agreement, as Appendix Y to this Tender Offer Document.” The heading of the section “Summary of the Combination Agreement” shall be replaced with the heading “Summary of the Terminated Combination Agreement”. All cross-references to said heading shall be updated accordingly. The first paragraph of the section “Summary of the Terminated Combination Agreement ” shall be amended by adding the following passage that is underlined and set in bold: “This summary is not an exhaustive presentation of all of the terms and conditions of the Combination Agreement. The summary aims at describing the terms and conditions of the Combination Agreement to the extent that such terms and conditions may materially affect the assessment of the shareholders of the Company of the terms and conditions of the Tender Offer. Caverion has terminated the Combination Agreement on April 5, 2023.”

6 The first paragraph of the section “Summary of the Terminated Combination Agreement – Background to the Combination Agreement” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “The Offeror and the Company have had on November 3, 2022 entered into the Combination Agreement, as amended on January 24, 2023, pursuant to which the Offeror hereby makes has made a voluntary recommended public tender offer for all the Shares in Caverion (the Offeror and Caverion hereafter each individually a “Party” and together “Parties”). Caverion has on April 5, 2023, terminated the Combination Agreement, and Caverion’s Board of Directors has withdrawn its Recommendation referred to in the Combination Agreement.” The first paragraph of the section “Summary of the Terminated Combination Agreement – Recommendation by the Board of Directors of Caverion” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: (a) “The Board of Directors of Caverion, represented by a quorum comprising the non-conflicted members of the Board of Directors, has had resolved unanimously, subject to the terms and conditions of the Combination Agreement, to recommend that the holders of Shares accept the Tender Offer and tender their Shares in the Tender Offer (“Recommendation”). In the Combination Agreement, the Board of Directors of Caverion has had undertaken to issue a formal written statement to this effect. The statement of the Board of Directors of Caverion containing the Recommendation has been included as Annex C to this Tender Offer Document and the Updated Statement updated statement of the Board of Directors of Caverion made public on February 9, 2023, has been included as Annex G to this Tender Offer Document. On April 5, 2023, the Board of Directors of Caverion decided to withdraw its Recommendation for the Tender Offer. The updated statement of April 5, 2023, is attached to this Tender Offer Document as Appendix Z.” The fourth paragraph of the section “Terms and Conditions of the Tender Offer – Object of the Tender Offer” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “The Offeror and the Company have had on November 3, 2022 entered into a combination agreement, as amended on January 24, 2023 (the “Combination Agreement”) pursuant to which the Offeror makes has made the Tender Offer. The Company has on April 5, 2023, in connection with the withdrawal of Caverion’s Board of Directors’ Recommendation, terminated the Combination Agreement.” The second paragraph of the section “Presentation of the Offeror – Material Contracts” shall be amended by adding the following passages that are underlined and set in bold: “The Offeror and Caverion entered on November 3, 2022 into the Combination Agreement pursuant to which the Offeror made the Tender Offer. On January 24, 2023, the Offeror and Caverion entered into an amendment to the Combination Agreement, according to which the Offeror has, among other things, agreed to improve the consideration offered for each Share in the Tender Offer. See “Summary of the Terminated Combination Agreement”. The Company has on April 5, 2023, in connection with the withdrawal of Caverion’s Board of Directors’ Recommendation, terminated the Combination Agreement.” The section “Presentation of Caverion – Shareholders’ Agreements and Certain Other Agreements” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “Caverion has on April 5, 2023, entered into a co-operation agreement with Crayfish BidCo Oy, in which Caverion and Crayfish BidCo Oy undertake to, among other things, assist and cooperate with each other in relation to consummation of the Crayfish BidCo Oy’s offer. The contents of the co-operation agreement are described in more detail in the stock exchange release published by Caverion on April 5, 2023, which is attached as Appendix X to this Tender Offer Document. Except for the aforementioned co-operation agreement, Tthe Offeror is not aware of any shareholders’ agreements or other agreements or arrangements concerning the use of voting power or shareholding in Caverion or containing information that would materially affect the assessment of the benefits of the Tender Offer.” The third paragraph of the section “Summary relating to the Alternative Consideration – Introduction and Warnings” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold:

7 “North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) have had on November 3, 2022 entered into a combination agreement, which was amended on January 24, 2023 (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a recommended voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Company has on April 5, 2023, in connection with the withdrawal of Caverion’s Board of Directors’ Recommendation, terminated the Combination Agreement. The Offeror has on November 24, 2022 published a tender offer document, dated November 24, 2022, and on January 13, 2023 published the first supplement document to the tender offer document, concerning the Tender Offer (the tender offer document, as supplemented from time to time, the “Tender Offer Document”). The Offeror supplements the Tender Offer Document in accordance with Chapter 11, Section 11, Subsection 4 of the Finnish Securities Markets Act (746/2012, as amended, the “Finnish Securities Markets Act”) with the information included in this supplement document (the “Supplement Document”). The Tender Offer Document and this Supplement Document have been prepared by the Offeror pursuant to Chapter 11, Section 11 of the Finnish Securities Markets Act.” Supplements relating to the extension of the Offer Period As described in the Tender Offer Document, all regulatory approvals required for the completion of the Tender Offer have been received and the offer period for the Tender Offer was intended to end on April 17, 2023. As a result of the new information included in this Supplement Document, the Offeror has extended the offer period of the Tender Offer to expire on May 17, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended further or any extended offer period is discontinued in accordance with the terms and conditions of the Tender Offer. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows: The sixth paragraph of the cover page shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The offer period for the Tender Offer has commenced on November 24, 2022 at 9:30 a.m. (Finnish time) and will expire on April 17 May 17, 2023 at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued (the “Offer Period”). For details, please see “Terms and Conditions of the Tender Offer”.” The first paragraph of the section “Summary relating to the Alternative Consideration – Key Information on the Offer of Alternative Consideration to the Public – Under Which Conditions and Timetable Can I Invest in the Alternative Consideration?” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The offer period for the Tender Offer commenced on November 24, 2022 at 9:30 a.m. (Finnish time) and expires on April 17 May 17, 2023 at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued (the “Offer Period”). Acceptance of the Tender Offer with Alternative Consideration may only be submitted from February 13, 2023.” The first paragraph of the section “Restrictions and Important Information – Certain Key Dates” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold: “The following timetable sets forth certain key dates relating to the Tender Offer, provided that the Offer Period has not been extended further or discontinued in accordance with, and subject to, the terms and conditions of the Tender Offer and applicable laws and regulations:

8 Announcement of the Tender Offer November 3, 2022 Offer Period commences November 24, 2022 Announcement of the Offeror’s decision to improve the consideration of the Tender Offer and other amendments made to the Combination Agreement and the terms and conditions of the Tender Offer January 24, 2023 Offer Period expires at the earliest, unless extended or discontinued in accordance with, and subject to, the terms and conditions of the Tender Offer and applicable laws and regulations; any possible extension of the Offer Period will be announced by way of a stock exchange release as soon as practically possible April 17 May 17, 2023 Announcement of the preliminary result of the Tender Offer (preliminary) April 18 May 19, 2023 Announcement of the final result of the Tender Offer (preliminary) April 21 May 24, 2023 Payment of the Offer Price and issuance of the Alternative Consideration Instruments and recording of the non-transferable entries representing the Deferred Payment Rights to the equity savings accounts (preliminary) By May 15 June 14, 2023” The first paragraph of the section “Terms and Conditions of the Tender Offer – Offer Period” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time) and expires on April 17 May 17, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued as described below (the “Offer Period”). Before February 13, 2023, the acceptance of the Tender Offer can only be made with the Cash Offer Price.” The third paragraph of the section “Terms and Conditions of the Tender Offer – Offer Period” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “According to Chapter 11, Section 12 of the Finnish Securities Markets Act, the duration of the Offer Period in its entirety may be ten (10) weeks at the maximum. Provided that the business operations of the Company are not hindered for longer than is reasonable, as referred to in Chapter 11, Section 12, Subsection 2 of the Finnish Securities Markets Act, the Offeror may extend the Offer Period beyond ten (10) weeks for a particular reason. The Offeror has extended the Offer Period until April 17 May 17, 2023 and reserves the right to extend the Offer Period in accordance with the applicable laws and regulations, taking into account the regulations and guidelines 9/2013 of the Finnish Financial Supervisory Authority (the “FIN-FSA”) on Takeover Bids and Mandatory Bids (as may be amended or re-enacted from time to time) (the “FIN-FSA Regulations and Guidelines”). The expiry date of any extended Offer Period will in such case, unless published in connection with the announcement of the extension of the Offer Period, be published by the Offeror at least two (2) weeks before such expiry.” Supplements relating to the waiver of certain Conditions to Completion According to the terms and conditions of the Tender Offer, the completion of the Tender Offer has been conditional, among other things, on the Recommendation of the Board of Directors of Caverion remaining in force and not being withdrawn, modified, cancelled or amended and on the Combination Agreement not being terminated and remaining in full force and effect. The Offeror has in the terms and conditions of the Tender Offer reserved the right to waive such conditions to completion and has on April 5, 2023, announced that it has decided to waive the abovementioned conditions to completion relating to the Recommendation and the Combination Agreement. The Offeror continues to reserve the right to waive the remaining conditions to completion in accordance with the terms and conditions of the Tender Offer. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows:

9 The first paragraph of the section “Terms and Conditions of the Tender Offer – Conditions to Completion of the Tender Offer” shall be amended by deleting the following strikethrough passages and adding the passages that are underlined and set in bold: “A condition to the completion of the Tender Offer is that the requirements set forth below for the completion of the Tender Offer (the “Conditions to Completion”) are fulfilled on or by the date of the Offeror’s announcement of the final result of the Tender Offer in accordance with Chapter 11, Section 18 of the Finnish Securities Markets Act, or, to the extent permitted by applicable law, their fulfilment is waived by the Offeror: (a) The Tender Offer has been validly accepted with respect to the Shares representing, together with any other Shares otherwise acquired by the Offeror prior to or during the Offer Period, more than fifty (50) percent of the Shares and voting rights in the Company calculated in accordance with Chapter 18 Section 1 of the Finnish Companies Act (624/2006, as amended, the “Finnish Companies Act”); (b) [As announced by the Offeror on January 26, 2023, this condition (b) has been fulfilled.] The receipt of all necessary regulatory approvals, permits, clearances and consents, including without limitation approvals required under applicable foreign direct investment laws and competition clearances (or, where applicable, the expiry of relevant waiting periods) required under applicable competition laws or other regulatory laws in any jurisdiction for the completion of the Tender Offer, and that any conditions set out in such approvals, permits, clearances or consents, including, but not limited to, any requirements for the disposal of any assets of the Company or any reorganization of the business of the Company, are reasonably acceptable to the Offeror in that they are not materially adverse to the Offeror or the Company in view of the Tender Offer and have been satisfied or complied with to the extent necessary; (c) No Material Adverse Change (as defined below) has occurred on or after signing date of the Combination Agreement; (d) The Offeror has not received information after signing date of the Combination Agreement previously undisclosed to it that constitutes or results in a Material Adverse Change (as defined below); (e) No information made public by the Group (as defined below) or disclosed by the Company to the Offeror being materially inaccurate, incomplete, or misleading, and the Company not having failed to make public any information that should have been made public by it under applicable laws, including the rules of Nasdaq Helsinki Ltd (“Nasdaq Helsinki”), provided that, in each case, the information made public, disclosed or not disclosed or the failure to disclose information constitutes a Material Adverse Change (as defined below); and (f) No legislation or other regulation has been issued and no court or regulatory authority of competent jurisdiction has given a decision or issued any regulatory action that would wholly or in any material part prevent, postpone or frustrate the completion of the Tender Offer;. (g) The Board of Directors of the Company has issued its unanimous recommendation that the holders of the Shares accept the Tender Offer and tender their Shares in the Tender Offer and the recommendation remains in full force and effect and has not been withdrawn, modified, cancelled or amended (excluding, however, any technical modification or change of the recommendation required under applicable laws or the Helsinki Takeover Code as a result of a competing offer or otherwise so long as the recommendation to accept the Tender Offer is upheld); and (h) The Combination Agreement has not been terminated and remains in full force and effect.” Availability of Documents The Finnish language version of the Tender Offer Document is available, and the Finnish language version of this Supplement Document is available as of April 17, 2023, on the internet at www.caverion-offer.fi and www.nordea.fi/caverion-ostotarjous. The English language translation of the Tender Offer Document is available, and the English language translation of this Supplement Document is available as of April 17, 2023, on the internet at www.caverion-offer.com and www.nordea.fi/caverion-offer.

10 The Finnish Financial Supervisory Authority (the “FIN-FSA”) has approved the Finnish language version of this Supplement Document but the FIN-FSA assumes no responsibility for the accuracy of the information presented therein. The decision number of the approval of the FIN-FSA is FIVA/2023/697. This Supplement Document has been translated into the English language. In the event of any discrepancy between the two language versions of the Supplement Document, the Finnish language version shall prevail. The Tender Offer is not being made, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa and the Tender Offer Document and this Supplement Document and any and all materials related thereto should not be sent in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa (including by use of, or by any means or instrumentality, for example, e-mail, post, facsimile transmission, telephone or internet, of interstate or foreign commerce, or any facilities of a national securities exchange), and the Tender Offer cannot be accepted directly or indirectly or by any such use, means or instrumentality, in or from within Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Accordingly, copies of the Tender Offer Document and this Supplement Document and any related materials are not being, and must not be, mailed, forwarded, transmitted or otherwise distributed or sent in or into or from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or, in their capacities as such, to custodians, trustees, agents or nominees holding Shares for Australian, Canadian, Hong Kong, Japanese, New Zealander or South African persons, and persons receiving any such documents (including custodians, nominees and trustees) must not distribute, forward, mail, transmit or send them in, into or from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Any person accepting the Tender Offer shall be deemed to represent to the Offeror such person’s compliance with these restrictions and any purported acceptance of the Tender Offer that is a direct or indirect consequence of a breach or violation of these restrictions shall be null and void. Information for Shareholders in the United States Shareholders of Caverion in the United States are advised that the shares in Caverion are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in the Tender Offer Document and this Supplement Document has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including the Tender Offer Document and this Supplement Document, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of the Tender Offer Document and this Supplement Document and during the pendency of the Tender Offer, and other than pursuant to

11 the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THIS SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR IN THIS SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Forward-looking Statements This Supplement Document includes “forward-looking statements”, including statements about the expected timing and completion of the Tender Offer. Generally, words such as may, should, could, aim, will, would, expect, intend, estimate, anticipate, believe, plan, seek, contemplate, envisage, continue or similar expressions identify forward-looking statements. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the control of the Offeror and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Tender Offer, the failure to receive, on a timely basis or

12 otherwise, the required approvals by government or regulatory agencies, the risk that a condition to consummating the Tender Offer may not be satisfied, the ability of Caverion to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the Tender Offer, and other factors. Although the Offeror believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such statements will be fulfilled or prove to be correct, and no representations are made as to the future accuracy and completeness of such statements. The Offeror undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable laws or by any appropriate regulatory authority. Any forward-looking statements contained in this Supplement Document speak only as at the date of this Supplement Document.

X-1 APPENDIX X – CAVERION’S STOCK EXCHANGE RELEASE OF APRIL 5, 2023

Caverion Board withdraws recommendation from North Holdings 3’s offer and unanimously recommends Crayfish BidCo’s offer Caverion Corporation Tender Offer 5 April 2023 at 9:00 a.m. EEST Caverion Board withdraws recommendation from North Holdings 3’s offer and unanimously recommends Crayfish BidCo’s offer NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY,IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. The Board of Directors of Caverion Corporation (the “Board”) announced on 23 March 2023 that it expected to withdraw its recommendation for North Holdings 3 Oy (the “Bain Consortium”) tender offer to acquire all of the issued and outstanding shares in Caverion Corporation (“Caverion”) that are not held by Caverion or any of its subsidiaries (the “Shares" or individually a “Share”) (the “Bain Consortium Offer”) and instead recommend the tender offer from Crayfish BidCo Oy (“Triton”) (the “Triton Offer”), unless the Bain Consortium no later than 4 April 2023 presents an offer that is at least equally favourable to the shareholders of Caverion as the Triton Offer. The Board compared the offer price of EUR 8.75 per Share (adjusted for the EUR 0.20/Share dividend approved by Caverion’s annual general meeting on 27 March 2023 (the “Dividend”)) (the “Triton Offer Price”), with prices offered by the Bain Consortium of (i) EUR 7.80/Share (adjusted for the Dividend) to be paid in cash in connection with completion or (ii) a fixed cash payment of EUR 8.30/Share (adjusted for the Dividend) nine (9) months after the completion (the “Bain Consortium Offer Price”). In comparing the two offers as a whole (including from financial and deliverability points of view and taking into account also anticipated timing and regulatory aspects, as well as risks relating to each offer), the Board considered the Triton Offer Price to be sufficiently higher than the Bain Consortium Offer Price to outweigh the higher risks included in Triton’s offer and, therefore, Triton’s offer to be more attractive to shareholders than the Bain Consortium’s offer. The Board refers to its release dated 23 March 2023 for a comparison and relative assessment of the Triton Offer and the Bain Consortium Offer. The Board notes that the Bain Consortium’s right to match period has expired on 4 April 2023 without any improvements announced in the terms of the Bain Consortium Offer. Consequently, the Board has decided to withdraw its recommendation for the Bain Consortium Offer and instead unanimously recommend the Triton Offer. The statement of the Board regarding the Triton Offer as well as the updated statement of the Board regarding the Bain Consortium Offer have been attached in their entirety to this stock exchange release. The Chairman of the Board, Mats Paulsson, comments on the Board’s change in recommendation as follows: “As a result of a thorough assessment, the Board has decided to recommend the Triton Offer. We welcome Triton’s commitment to Caverion through a 9.97% shareholding, which is expected to increase to 29.91% once the conditional share purchases have been completed. Triton has an impressive track record in building successful businesses. Our view is that Triton can contribute to the development of Caverion’s business for the benefit of our customers, partners and employees.” Cooperation agreement with Triton X-2

Caverion has on 5 April 2023 entered into a co-operation agreement with Triton (the “Cooperation Agreement”), in which Caverion and Triton undertake to, among other things, assist and cooperate with each other in relation to consummation of the Triton Offer. Under the Cooperation Agreement, each of Caverion and Triton shall use its reasonable best efforts to do or cause to be done all reasonably required actions and to assist and cooperate with the other party in doing all the things necessary or advisable to consummate the Triton Offer in accordance with its terms and conditions, including, for example, (i) the making of all required registrations and filings with relevant competition authorities in applicable jurisdictions, and with any other governmental entities or regulatory authorities (including any supplements or amendments thereto), in each case as reasonably required for the completion of the Triton Offer, and (ii) the obtaining of all necessary consents, approvals or waivers from third parties as and to the extent required for the completion of the Triton Offer in accordance with the terms and conditions of the Triton Offer. Furthermore, Caverion and Triton have undertaken to provide each other certain information that may be necessary for the purposes of Triton Offer and/or the Cooperation Agreement. The Cooperation Agreement further includes certain limited customary undertakings by both parties, such as conduct of the Caverion Group’s business in the ordinary course of business until the date of the settlements of the completion trades with respect to the Shares tendered in the Triton Offer or, as applicable, the termination of the Cooperation Agreement, and the undertaking by Triton to provide copies of the agreements relating to Triton’s financing agreements for the Triton Offer (including any material amendments thereto) to Caverion or to its representatives, upon Caverion’s request. The Cooperation Agreement automatically expires on the earlier of the completion of the Triton Offer, and the date (if any) on which Triton publicly announces that it will (i) not complete the Triton Offer, (ii) allow the Triton Offer to lapse, or (iii) withdraw the Triton Offer. Notwithstanding the above, both Caverion and Triton have the right to terminate the Cooperation Agreement with immediate effect in case the Board has decided to withdraw its recommendation pursuant to its fiduciary duties. Termination of the Cooperation Agreement shall not entail any liability for the terminating party, provided that the terminating party has otherwise complied with its obligations under the Cooperation Agreement. Under the Cooperation Agreement, the Board may at any time withdraw, modify, cancel or amend its recommendation for the Triton Offer issued on 5 April 2023 to accept the Triton Offer (the “Recommendation”) and take actions contradictory to the Recommendation if such withdrawal, modification, cancellation or amendment of the Recommendation or contrary action is required for the Board to comply with its mandatory fiduciary duties towards the holders of the Shares under Finnish laws and regulations. Termination of the combination agreement with the Bain Consortium Caverion has also terminated the combination agreement signed on 3 November 2022 with the Bain Consortium (as amended on 24 January 2023, the “Combination Agreement”). According to the Combination Agreement, if the Combination Agreement is terminated by either party as a result of the Board withdrawing, modifying, cancelling or amending its recommendation for the Bain Consortium Offer, Caverion shall reimburse to the Bain Consortium any and all of its documented out-of-pocket expenses and costs incurred in connection with the Combination Agreement and the Bain Consortium Offer, up to the maximum amount of EUR 10,000,000 in the aggregate. The cost coverage does not have an impact on the Triton Offer. The Board received an opinion, dated April 4, 2023, from Caverion’s exclusive financial adviser, Bank of America Europe DAC, Stockholm branch (“BofA Securities”), to the effect that, as of the date of such opinion, the Triton Offer Price to be paid to holders of Shares (other than Triton and its affiliates) pursuant to the Triton Offer, was fair, from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in such opinion (the “Opinion”). The Opinion was provided for the use and benefit of the Board and does not constitute a recommendation as to whether any holders of Shares should tender such Shares in connection with the Triton Offer, how any holders of Shares should act in connection with the Triton Offer or any related matter. Distribution: Nasdaq Helsinki, key media, www.caverion.com ABOUT CAVERION X-3

Caverion is a public limited liability company incorporated under the laws of Finland with its shares listed on the official list of Nasdaq Helsinki. Caverion is a Northern & Central European-based expert for smart and sustainable built environments, enabling performance and people's well-being. Caverion offers expert guidance during the entire life cycle of buildings, infrastructure or industrial sites and processes: from design & build to projects, technical and industrial maintenance, facility management as well as advisory services. At the end of December 2022, there were almost 14,500 professionals serving customers at the service of Caverion Group in 10 countries. IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the "SEC") thereunder. The tender offer will be made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The tender offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act, for a Tier I tender offer (the "Tier I Exemption"), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the tender offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The tender offer is made to Caverion's shareholders resident in X-4 the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion's other shareholders. As permitted under the Tier I Exemption, the settlement of the tender offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The tender offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption. To the extent the tender offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that the offer price for the tender offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers' affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the tender offer, and other than pursuant to the tender offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Tothe extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the tender offer, passed upon the merits or fairness of the tender offer, or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the tender offer. Any representation to the contrary is a criminal offence in the United States. The receipt of cash pursuant to the tender offer by a U.S. holder of Shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the tender offer. To the extent the tender offer is subject to U.S. securities laws, those laws only apply to U.S. holders of Shares and will not give rise to claims on the part of any other person. It may be difficult for Caverion's shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in non-U.S. jurisdictions and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court's judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer Bank of America Europe DAC, Stockholm branch, a subsidiary of Bank of America Corporation, is acting exclusively for Caverion and no one else in connection with the Bain Consortium Offer and the Triton Offer, and will not be responsible to anyone other than Caverion for providing the protections afforded to its clients or for providing advice in relation to the Bain Consortium Offer, the Triton Offer or any matter or arrangement referred to in this stock exchange release. Investor and Media enquiries: Milena Hæggström, Head of Investor Relations, Caverion, tel. +358 40 5581 328, milena.haeggstrom@caverion.com X-5

Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion X-6

Y-1 APPENDIX Y – OFFEROR’S STOCK EXCHANGE RELEASE OF APRIL 5, 2023

North Holdings 3 Oy comments on the withdrawal of the Caverion Board's recommendation and waives certain conditions to the completion of its Tender Offer NORTH HOLDINGS 3 OY STOCK EXCHANGE RELEASE April 5, 2023 at 18.30 EEST NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. North Holdings 3 Oy comments on the withdrawal of the Caverion Board's recommendation and waives certain conditions to the completion of its Tender Offer As previously announced, North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) had entered into a combination agreement (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). North (BC) Lux Holdco SARL (“Bain Luxco”) (a vehicle owned and controlled by funds managed or advised by Bain Capital Private Equity (Europe), LLP, and/or its affiliates (together “Bain Capital” and such funds being the “Bain Capital Funds”), Security Trading Oy (“Security Trading”), Fennogens Investments S.A. (“Fennogens”) and Corbis S.A. (“Corbis”) form a consortium (the “Consortium”) for the purposes of the Tender Offer. The Board of Directors of Caverion announced on March 23, 2023, that the Board expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer (the "Triton Offer"), unless the Offeror uses its matching right under the Combination Agreement no later than on April 4, 2023, and the Offeror announced it was in the process of evaluating its next steps. Following the evaluation of its alternatives, the Offeror concluded not to change the terms of the Tender Offer during the above-mentioned right-to-match period and Caverion has on April 5, 2023, announced that the Board of Directors of Caverion has withdrawn its recommendation for the Offeror’s Tender Offer and issued a recommendation for the Triton Offer. In connection with the withdrawal of the Caverion Board's recommendation, Caverion has also terminated the Combination Agreement. According to the Combination Agreement, if the Combination Agreement is terminated by either party as a result of the Caverion Board withdrawing, modifying, cancelling or amending its recommendation for the Offeror's Tender Offer, Caverion shall reimburse to the Offeror any and all of its documented out-of-pocket expenses and costs incurred in connection with the Combination Agreement and the transactions contemplated therein, up to the maximum amount of EUR 10,000,000 in the aggregate. The Offeror intends to claim reimbursement for its costs from Caverion in accordance with the terms and conditions of the Combination Agreement. The Offeror notes that the Board of Directors of Caverion has in its statements on the Tender Offer and on the Triton Offer specifically highlighted to Caverion’s shareholders several risks associated with the Triton Offer that may lead to its non-completion, including uncertainties related to merger clearance process and potential merger control remedies. The Board has also in its statements assessed that the certainty of completing the Offeror's Tender Offer is higher than that of the Triton Offer. The Offeror's Tender Offer currently continues to remain in force and it is set to expire on April 17, 2023. According to the terms and conditions of the Tender Offer, the completion of the Tender Offer has been conditional, among others, on the recommendation of the Board of Directors of Caverion remaining in force and not being withdrawn, modified, cancelled or amended (the "Recommendation Condition") and on the Combination Agreement not being terminated and remaining in full force and effect (the "Combination Agreement Condition"). The Offeror has in the terms and conditions of the Tender Offer reserved the right to waive such conditions to completion and has now decided to waive the Recommendation Condition and the Combination Agreement Condition. The conditions to completion of the Tender Offer continue to include, among others, the Tender Offer being validly accepted with respect to Shares representing, together with any other Shares otherwise acquired by the Offeror prior to or during the offer period, more than fifty (50) percent of the Shares and voting rights in Caverion. The Offeror continues to reserve the right to waive remaining conditions to completion in accordance with the terms and conditions of the Tender Offer . Y-2

The Offeror will supplement the tender offer document concerning its Tender Offer due to the withdrawal of the recommendation by the Board of Directors of Caverion and will publish such supplement document once it has been approved by the Finnish Financial Supervisory Authority. Investor and Media enquiries: Bain Capital, Security Trading, Fennogens and Corbis Iris Nevanlinna, +358 40 577 9229, iris.nevanlinna@miltton.com ABOUT THE CONSORTIUM Bain Luxco is owned and controlled by the Bain Capital Funds. Bain Capital is one of the most experienced and successful private investment firms globally, having made more than 1,230 primary and add-on investments with approximately USD 160 billion assets under management. The firm has more than 620 investment professionals worldwide spread throughout its global network in Europe, Asia and North America. Bain Capital has made numerous successful and value-enhancing investments and exits in the Nordic region over the past years. Notably, the company led the successful take-private of Ahlstrom-Munksjö, a global leader in innovative and sustainable fiber-based materials, which was delisted from Nasdaq Helsinki in 2021. Further, from 2012 Bain Capital was the owner of Bravida, a leading Nordic technical installation and services provider, listing the business on Nasdaq Stockholm in 2015. Security Trading is an investment company owned by the Antti Herlin family. As at the date of this announcement, Antti Herlin, Security Trading and Hisra Consulting and Finance Oy, which is a company fully owned by Security Trading, together hold approximately 15.43 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Fennogens is an investment company owned by the Georg Ehrnrooth, Henrik Ehrnrooth and Carl-Gustaf Ehrnrooth families. As at the date of this announcement, Fennogens holds approximately 10.38 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Corbis is an investment company owned by the Henrik Ehrnrooth family. As at the date of this announcement, Corbis holds approximately 1.27 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, THE SUPPLEMENT DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, Y-3

TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the Tender Offer, and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the Y-4 offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer UBS AG London Branch is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the United Kingdom. UBS AG London Branch is acting exclusively for the Offeror and no one else in connection with the Tender Offer or the matters referred to in this document, will not regard any other person (whether or not a recipient of this document) as its client in relation to the Tender Offer and will not be responsible to anyone other than the Offeror for providing the protections afforded to its clients or for providing advice in relation to the Tender Offer or any other transaction or arrangement referred to in this document. Advium Corporate Finance Ltd is acting exclusively on behalf of the Offeror and no one else in connection with the Tender Offer or other matters referred to in this document, does not consider any other person (whether the recipient of this document or not) as a client in connection to the Tender Offer, and is not responsible to anyone other than the Offeror for providing protection or providing advice in connection with the Tender Offer or any other transaction or arrangement referred to in this document. Goldman Sachs International, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. Nordea Bank Abp is acting as financial adviser to the Offeror and arranger outside of the United States and no one else in connection with the Tender Offer, and will not regard any other person as its client in relation to the Tender Offer and Y-5 will not be responsible to anyone other than the Offeror for providing the protection afforded to clients of Nordea Bank Abp, nor for providing advice in relation to the Tender Offer or the other matters referred to in this stock exchange release. For the avoidance of doubt, Nordea Bank Abp is not registered as a broker or dealer in the United States of America and will not be engaging in direct communications relating to the Tender Offer with investors located within the United States (whether on a reverse inquiry basis or otherwise). U.S. shareholders should contact their brokers with any questions relating to the Tender Offer. BNP Paribas, which is duly authorized and lead-supervised by the European Central Bank and the Autorité de Contrôle Prudentiel et de Résolution, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of BNP Paribas, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. Y-6

Z-1 APPENDIX Z – UPDATED STATEMENT OF APRIL 5, 2023, BY THE BOARD OF DIRECTORS OF CAVERION

Updated statement of the Board of Directors of Caverion Corporation regarding the voluntary public tender offer by North Holdings 3 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. North Holdings 3 Oy (the “North Holdings”) and Caverion Corporation (“Caverion” or the “Company”) announced on November 3, 2022 that they have entered into a combination agreement (as amended on January 24, 2023, the “Combination Agreement”), pursuant to which North Holdings has made a voluntary public cash tender offer to acquire all of the issued and outstanding shares in Caverion (the “Bain Consortium Offer”) that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”). Caverion announced on March 23, 2023 that the Board of Directors of Caverion (the “Board of Directors”) expects to withdraw its recommendation for the Bain Consortium Offer and instead recommend the Triton Offer (as defined below), unless the Bain Consortium presents an offer that is at least equally favourable to the shareholders of Caverion as the Triton Offer no later than on April 4, 2023, which is when the Bain Consortium's right-to-match period expires under the Combination Agreement. The Board of Directors notes that the Bain Consortium has not improved the Bain Consortium Offer during said right-to-match period, and consequently the Board of Directors, pursuant to what is provided herein, has unanimously decided to withdraw its recommendation for the Bain Consortium Offer and recommend that the shareholders of the Company accept the Triton Offer, and has decided to update its statement issued on November 18, 2022 and updated on February 9, 2023 regarding the Bain Consortium Offer as required by Chapter 11, Section 13 of the Finnish Securities Markets Act (756/2012, as amended). In its assessment and its decision to withdraw its previous recommendation the Board of Directors has taken into consideration (i) the Triton Offer and the Bain Consortium Offer, including the improvements to each of these tender offers, by comparing the two offers as a whole, including from financial and deliverability points of view and taking into account also anticipated timing and regulatory aspects, (ii) the risks related to the Triton Offer and the Bain Consortium Offer and (iii) the opportunities for Caverion to develop its business as an independent company for the benefit of Caverion and its shareholders. Summary of the Competing Offers Crayfish Bidco Oy (“Triton”) announced on January 10, 2023 a competing voluntary public cash tender offer for all the Shares in Caverion, where Triton announced that it will offer to acquire all the issued and outstanding Shares in Caverion that are not held by Caverion or any of its subsidiaries with a cash consideration of EUR 8.00 for each Share validly tendered in the tender offer added with an interest of 3.00 per cent per annum (the “Interest Component”), which will accrue, if Triton has not declared the tender offer unconditional by 4:00 p.m. EEST on 30 June 2023 (the “Triton Offer”). As a result of the Triton Offer, North Holdings announced an improvement to the Bain Consortium Offer by, among other things, increasing the immediate cash consideration for each Share to EUR 8.00 (the “Pre-Adjusted Cash Price”), while also offering the shareholders of Caverion the possibility to choose instead of the immediate cash consideration a fixed cash payment of EUR 8.50 for each Share payable in nine (9) months from the date of the first completion trades in the Bain Consortium Offer (the “Pre-Adjusted Alternative Consideration”) implemented through the issuance of a debt instrument with the nominal principal amount of EUR 8.50 (the “Alternative Consideration Instrument”) as well as lowering the minimum acceptance threshold of the Bain Consortium Offer from more than 90 per cent to more than 66 2/3 per cent of all Shares. North Holdings and Caverion announced on January 24, 2023 that they have due to the improved Bain Consortium Offer entered into an amendment to the Combination Agreement reflecting the changes to the Bain Consortium Offer. On March 30, 2023, North Holdings announced that the offer price in the Bain Consortium Offer will be adjusted as a result of the decision of Caverion’s annual general meeting on March 27, 2023, to pay a dividend of EUR 0.20 per Share, so that the fixed cash offer price is EUR 7.80 per Share (the “Cash Price”) and the nominal amount of the debt instrument is EUR 8.30 per Share (the “Alternative Consideration”). On February 24, 2023, Triton announced that it had resolved to increase the offer price under the Triton Offer to EUR 8.95 in cash for each validly tendered Share (the “Triton Offer Price”) in accordance with the terms and conditions of the Triton Offer. As a response, on March 8, 2023 North Holdings announced that it will lower the minimum acceptance threshold of the Bain Consortium Offer from more than 66 2/3 per cent to more than 50 per cent of all Shares. Triton in turn announced on March 23, 2023, that it has lowered the acceptance condition in the Triton Offer from more than 90 Z-2 per cent to more than 66 2/3 per cent. On April 4, 2023, Triton announced that the Triton Offer Price will be adjusted as a result of the decision of Caverion’s annual general meeting on March 27, 2023 to pay a dividend of EUR 0.20 per Share, so that the adjusted offer price is EUR 8.75 per Share (the “Adjusted Triton Offer Price”). Following the Board of Director’s decision to withdraw its recommendation from the Bain Consortium Offer and instead recommend the Triton Offer, Caverion has on April 5, 2023 terminated the Combination Agreement with North Holdings. Caverion and Triton have on April 5, 2023 entered into a cooperation agreement in which Caverion and Triton undertake to, among other things, assist and cooperate with each other in order to consummate the Triton Offer. Assessment of the Bain Consortium Offer from the Perspective of Caverion and its Shareholders When evaluating the Bain Consortium Offer, analysing alternative opportunities available to Caverion and concluding on its statement, the Board of Directors has considered several factors, including, but not limited to, Caverion’s recent financial performance, current position and future prospects, the historical performance of the trading price of Caverion’s share, and the conditions for North Holdings to complete the Bain Consortium Offer. Following the receipt of a non-binding indicative proposal from Triton on November 10, 2022, and after the announcement of a binding offer by Triton on January 10, 2023, the Board of Directors has, in consultation with its advisors, carefully assessed and compared the Bain Consortium Offer and the Triton Offer. The assessment has been focused on the following considerations: • The Triton Offer Price is higher than the consideration offered in the Bain Consortium Offer and is also assessed by the Board of Directors to be higher on a time-value-of-money basis. • The certainty of completing the tender offer is higher for the Bain Consortium Offer, considering the conditions and risks associated with the Triton Offer. This has included an assessment of the risks related to whether merger control clearance for the Triton Offer can be obtained prior to January 8, 2024 or at all. • As a partly off-setting factor to the risks in the Triton Offer, the Board of Directors notes that Triton has acquired 9.97 per cent of the Shares and entered into conditional share purchase agreements to acquire a further 19.94 per cent of the Shares and therefore has meaningful economic incentives to complete its tender offer. The Board of Directors encourages the shareholders of Caverion to also carefully familiarise themselves with the statement of the Board of Directors regarding the Triton Offer published on April 5, 2023, which includes a more detailed description of the risks and uncertainties relating to the Triton Offer and its possible non-completion. It should be noted that if the Bain Consortium Offer or the Triton Offer does not complete, there may not be any alternative ongoing or future public offers for the Shares, which may negatively impact Caverion’s share price. In comparing the Bain Consortium Offer and the Triton Offer as a whole (including with respect to the offer price and risks relating to each offer), the Board of Directors considers the Triton Offer Price to be sufficiently higher compared to the consideration offered in the Bain Consortium Offer to outweigh the higher risks included in the Triton Offer and, therefore, the Triton Offer to be more attractive to shareholders than the Bain Consortium Offer. The Board of Directors’ assessment of continuing the business operations of Caverion as an independent company has been based on reasonable future-oriented estimates, which include various uncertainties, whereas, with respect to the Bain Consortium Offer, the Cash Price and the Alternative Consideration and the premium included therein are not subject to any uncertainty other than the fulfilment of the conditions to completion of the Bain Consortium Offer. However, the Alternative Consideration includes to some extent more uncertainty than the Cash Price, as the redemption of the Alternative Consideration Instruments will take place only after nine (9) months from their issue date, and consequently shareholders of Caverion are exposed to some risks in respect of North Holdings’s ability to meet its payment obligations under the Alternative Consideration. The supplement of the Bain Consortium Offer Document (as defined below) will include more detailed information of the Bain Consortium Offer and the Alternative Consideration, including the risks involved with choosing the Alternative Consideration. The Board of Directors notes, however, that Bain Capital Europe Fund VI, Security Trading Oy (“Security Trading”), Fennogens Investments S.A. (“Fennogens”) and Corbis S.A. (“Corbis”) (together the “Investors”) have given equity commitments to North Holdings to enable also the payment of the aggregate Cash Price as well as redemption of the Alternative Consideration Instruments and payment of the Deferred Payment Rights (as defined below) by North Holdings. Pursuant to the terms of the equity commitment letters, North Holdings has undertaken not to apply the funding drawn down under the equity commitment letters for other purposes, such as the repayment of North Holdings’s other financial indebtedness, and any bankruptcy or winding-up of North Holdings does not affect North Holdings’s ability to draw down such commitments under the terms of the equity commitment letters. Z-3

The Board of Directors received an opinion, dated January 24, 2023, from Caverion’s exclusive financial adviser, Bank of America Europe DAC, Stockholm branch (“BofA Securities”), to the effect that, as of the date of such opinion, each of the alternatives, the Pre-Adjusted Cash Price and the Pre-Adjusted Alternative Consideration, to be paid to holders of Shares (other than Security Trading, Fennogens and Corbis and their respective affiliates) pursuant to the Bain Consortium Offer, was fair, from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in such opinion (the “Opinion”). The Opinion was provided for the use and benefit of the Board of Directors and does not constitute a recommendation as to whether any holders of Shares should tender such Shares in connection with the Bain Consortium Offer, how any holders of Shares should act in connection with the Bain Consortium Offer or any related matter. While the Board of Directors considers the Triton Offer to be more attractive to shareholders than the Bain Consortium Offer and recommends the shareholders of the Company to accept the Triton Offer, the Board of Directors considers the consideration offered by the Bain Consortium to the shareholders to be fair to the shareholders based on its assessment of the matters and factors, which the Board of Directors has concluded to be material in evaluating the Bain Consortium Offer. These matters and factors include, but are not limited to: • the information and assumptions on the business operations and financial condition of Caverion as at the date of this statement and their expected future development, including an assessment of expected risks and opportunities related to the implementation and execution of Caverion’s current strategy; • the Offer Price (as defined below) and the premium being offered for the Shares; • the risks associated with the Bain Consortium Offer and the Triton Offer that may lead to their non-completion; • the historical trading price of Caverion’s share; • transaction certainty, and that the conditions of the Bain Consortium Offer are reasonable and customary; • valuation multiples of Caverion’s share compared to the industry multiples before the announcement of the Bain Consortium Offer; • valuations and analysis made and commissioned by the Board of Directors as well as discussions with an external financial adviser; • the ability to respond to possible third-party proposals if necessary to comply with the Board of Director’s fiduciary duties; • the Bain Consortium Offer compared to the Triton Offer and the investigations, evaluations and negotiations conducted by the Company in relation to the Triton Offer; and • the Opinion issued by BofA Securities. The Board of Directors has concluded that the relevant business prospects of Caverion would provide opportunities for Caverion to develop its business as an independent company for the benefit of Caverion and its shareholders. However, taking into consideration the risks and uncertainties associated with such standalone approach as well as the terms and conditions of each offer, the Board of Directors has concluded that the Triton Offer is a favourable alternative for the shareholders, and more favourable from a shareholder’s perspective when compared to the Bain Consortium Offer. Recommendation of the Board of Directors of Caverion The Board of Directors has carefully assessed the Bain Consortium Offer and its terms and conditions based on the Bain Consortium Offer Document (as defined below), the Draft Supplement (as defined below), the Opinion and other available information. In comparing the Bain Consortium Offer and the Triton Offer as a whole (including from financial and deliverability points of view and taking into account also anticipated timing and regulatory aspects and also the risks relating to each offer), the Board of Directors considers the Triton Offer Price to be sufficiently higher compared to the consideration offered in the Bain Consortium Offer to outweigh the higher risks included in the Triton Offer and, therefore, the Triton Offer to be more attractive to shareholders than the Bain Consortium Offer. Considering the above, the members of the Board of Directors that participated in the consideration and decision-making concerning the implications of the Bain Consortium Offer and this statement in Caverion, have unanimously decided to withdraw their recommendation for the Bain Consortium Offer and recommend that the shareholders of the Company accept the Triton Offer. Z-4

Vice Chairman of the Board of Directors Markus Ehrnrooth, who is closely associated with two of the parties of the Consortium (as defined below), Fennogens and Corbis, has not participated in any assessment or review of the implications of the Bain Consortium Offer or the Triton Offer by the Board of Directors or in any decision-making concerning the recommendation of the Board of Directors or the Combination Agreement. Markus Ehrnrooth has not participated in and has refrained from the work of the Board of Directors in Caverion during the pendency of the discussions between the Consortium and Caverion as well as Triton and Caverion concerning the tender offers due to his material connections to and interests in North Holdings. Bain Consortium Offer in Brief North Holdings, a private limited liability company incorporated and existing under the laws of Finland, that will be indirectly owned by a consortium led by North (BC) Lux Holdco SARL (“Bain Luxco”) (a vehicle owned and controlled by funds managed or advised by Bain Capital Private Equity (Europe), LLP, and/or its affiliates (together “Bain Capital” and such funds being the “Bain Capital Funds”)) and further including Security Trading , Fennogens and Corbis (together the “Consortium”) and Caverion, have on November 3, 2022 entered into the Combination Agreement, which has, as announced, been amended with an amendment agreement entered into on January 24, 2023. Caverion has terminated the Combination Agreement on April 5, 2023. In addition, (i) certain funds managed by affiliates of The Goldman Sachs Group, Inc. and (ii) certain affiliates of The Goldman Sachs Group, Inc. (“Goldman Sachs Asset Management”) are providing subordinated debt financing in connection with the Bain Consortium Offer to the indirect parent of North Holdings, North Holdings 1 Oy. In connection with the subordinated debt financing arrangement, Goldman Sachs Asset Management may also make an equity co-investment alongside the Consortium members in North Lux Topco SARL. As at the date of this statement, Caverion has 138,920,092 issued shares, of which 136,881,609 are outstanding Shares and 2,038,483 are held in treasury. As at the date of this statement, Security Trading together with Antti Herlin directly and indirectly holds 21,054,392 Shares, representing approximately 15.4 per cent of all outstanding Shares and votes in Caverion, Fennogens directly holds 14,169,850 Shares, representing approximately 10.4 per cent of all outstanding Shares and votes in Caverion and Corbis directly holds 1,739,412 Shares, representing approximately 1.3 per cent of all outstanding Shares and votes in Caverion. As at the date of this statement, neither North Holdings nor Bain Luxco hold any Shares. North Holdings, Bain Luxco and Goldman Sachs Asset Management, each respectively, have reserved the right to acquire Shares before, during and/or after the offer period (including any extension thereof and any subsequent offer period) in public trading on Nasdaq Helsinki or otherwise. The Bain Consortium Offer has been made in accordance with the terms and conditions included in the tender offer document approved by the Finnish Financial Supervisory Authority published by North Holdings on November 24, 2022. North Holdings has published the first supplement document to the tender offer document on January 13, 2023, the second supplement to the tender offer document on February 10, 2023, the third supplement document to the tender offer document on February 15, 2023, the fourth supplement document to the tender offer document on February 28, 2023, the fifth supplement document to the tender offer document on March 17, 2023 and the sixth supplement to the tender offer document on March 30, 2023 (the tender offer document, as supplemented from time to time, the “Bain Consortium Offer Document”). The Offer Price The Bain Consortium Offer allows the shareholders of Caverion to choose either (i) the Alternative Consideration, which is based on a debt instrument entitling to a fixed cash payment of EUR 8.30 for each Share in nine (9) months from the date of the first completion trades in the Bain Consortium Offer, or (ii) an immediate Cash Price of EUR 7.80 upon completion of the Bain Consortium Offer for each Share validly tendered in the Bain Consortium Offer (the Cash Price and the Alternative Consideration jointly, the “Offer Price”), subject to any adjustments as set out below. The shareholders holding Shares on the Finnish equity savings accounts have the possibility to elect a deferred payment right of EUR 8.30 per Share to be paid in cash nine (9) months from the date of the first completion trades in the Bain Consortium Offer (the “Deferred Payment Right”). The Deferred Payment Rights are non-transferable rights to payment from North Holdings, and to demonstrate these in the book-entry system, the book-entries named as other rights will be recorded to a shareholder’s equity savings account. Z-5

A shareholder may only choose to receive either the Alternative Consideration or the Cash Price for all Shares held on the same book-entry account, and, consequently, shareholders may only tender for mixed consideration if Shares are held on separate book-entry accounts. The Alternative Consideration will be implemented by North Holdings by issuing Alternative Consideration Instruments with the nominal principal amount of EUR 8.30, which will be redeemed at their full nominal amount upon their maturity nine (9) months from their issuance. Shareholders choosing the Alternative Consideration will be issued one Alternative Consideration Instrument for each Share tendered in the Bain Consortium Offer in connection with the completion trades of the Bain Consortium Offer. The equity commitments given to North Holdings by Bain Capital Funds and the members of the Consortium to finance the Bain Consortium Offer have been amended to include financing also of the Alternative Consideration Instruments, so that their cash redemption by North Holdings will be backed by the funding commitments from the Consortium in the same way as funding for the Cash Price. The Alternative Consideration Instruments will be issued on the date of the completion trades of the Bain Consortium Offer and they will mature nine (9) months from their issue date. The Alternative Consideration Instruments will be redeemed at their full nominal amount of EUR 8.30 on the date of maturity. The Cash Price (EUR 7.80 for each Share) represents, when including also the adjustment for the dividend of EUR 0.20 per share approved by Caverion’s annual general meeting on March 27, 2023, a premium of approximately: • 66.31 per cent compared to the closing price of EUR 4.69 of the Share on Nasdaq Helsinki on November 2, 2022, the last trading day immediately preceding the announcement of the Bain Consortium Offer, • 65.61 per cent compared to the volume-weighted average price of EUR 4.71 of the Share on Nasdaq Helsinki during the three-month period prior to and up to November 2, 2022; and • 67.02 per cent compared to the volume-weighted average price of EUR 4.67 of the Share on Nasdaq Helsinki during the six-month period prior to and up to November 2, 2022. The Alternative Consideration (8.30 for each Share) represents, when including also the dividend of EUR 0.20 per share approved by Caverion’s annual general meeting on March 27, 2023, a premium of approximately: • 76.97 per cent compared to the closing price of EUR 4.69 of the Share on Nasdaq Helsinki on November 2, 2022, the last trading day immediately preceding the announcement of the Bain Consortium Offer, • 76.22 per cent compared to the volume-weighted average price of EUR 4.71 of the Share on Nasdaq Helsinki during the three-month period prior to and up to November 2, 2022; and • 77.73 per cent compared to the volume-weighted average price of EUR 4.67 of the Share on Nasdaq Helsinki during the six-month period prior to and up to November 2, 2022 Each of Security Trading, Fennogens and Corbis as well as Antti Herlin, Hisra Consulting and Finance Oy and Autumn Spirit Oü, which are either members of the Consortium or related parties to the Consortium members, have agreed to waive part of the EUR 1.00 increase to the Offer Price. The Cash Price and the Alternative Consideration have been determined based on 136,881,609 issued and outstanding Shares. Should the Company increase the number of Shares that are issued and outstanding on the date hereof as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction with dilutive effect, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades (whether after the expiry of the offer period or any subsequent offer period), resulting in the distribution of funds not being payable to North Holdings, the Cash Price and the Alternative Consideration payable by North Holdings shall be reduced accordingly on a euro-for-euro basis. However, each of the Alternative Consideration Instruments or Deferred Payment Rights are not subject to any adjustments after such an Alternative Consideration Instrument has been delivered or a Deferred Payment Right has been recorded to the shareholder but, instead, the adjustments will occur only if the distribution of funds or other corporate event entitling to the adjustment or if a record date with respect to any of the foregoing occurs prior to the settlement of relevant completion trades of the Bain Consortium Offer. As announced by Caverion, on March 27, 2023, the annual general meeting of Caverion has approved the proposal of the Board of Directors according to which a dividend of EUR 0.20 per share will be paid from the distributable funds of Caverion for the financial year 2022. The dividend will be paid to shareholders who on the record date of the dividend payment March 29, 2023, are recorded in the shareholder register maintained by Euroclear Finland Oy. North Holdings Z-6 has announced that the Offer Price will be adjusted as a result of the dividend so that the Cash Price is EUR 7.80 per Share and the Alternative Consideration is EUR 8.30 per Share. North Holdings has confirmed that the Cash Price or the Alternative Cash Consideration will not be adjusted due to the directed share issue without payment under Caverion’s Performance and Restricted Share Plan as announced by Caverion on March 17, 2023 and March 28, 2023. Support by certain shareholders Antti Herlin, Hisra Consulting and Finance Oy and Autumn Spirit Oü, which are not part of the Bain Consortium but are related parties to the Consortium shareholders and together represent approximately 0.5 of all outstanding Shares and votes in Caverion, have irrevocably undertaken to accept the Bain Consortium Offer. Together with the Shares directly held by the Consortium members, the irrevocable undertakings represent approximately 27.1 per cent of all the Shares and votes in Caverion in aggregate. The irrevocable undertakings that the Bain Consortium had previously received from Elo Mutual Pension Insurance Company, Ilmarinen Mutual Pension Insurance Company, Mandatum Life Insurance Company Limited Varma Mutual Pension Insurance Company and Veritas Pension Insurance Company Ltd. have ceased to be in effect as a result of the improvement to the Triton Offer announced on February 24, 2023. The Offer Period The offer period for the Bain Consortium Offer (the “Offer Period”) commenced on November 24, 2022, and, according to the sixth supplement to the Bain Consortium Offer Document published on March 30, 2023, has been extended to expire on April 17, 2023, unless the offer period is extended further or any extended offer period is discontinued in accordance with the terms and conditions of the Bain Consortium Offer. North Holdings has reserved the right to extend the Offer Period in accordance with applicable laws and regulations. North Holdings currently estimates that the completion trades in the Bain Consortium Offer, and the payment of the Cash Price for the shareholders who elect this option, would take place in May 2023 and that the cash redemption of the Alternative Consideration Instruments would take place in February 2024. Conditions to Completion of the Bain Consortium Offer The completion of the Bain Consortium Offer is subject to the satisfaction or waiver by North Holdings of certain customary conditions on or prior to North Holdings’s announcement of the final results of the Bain Consortium Offer including, among other things, that the Bain Consortium Offer has been validly accepted with respect to the Shares representing, together with any other Shares otherwise acquired by North Holdings prior to or during the Offer Period, more than 50 per cent of the Shares and votes in the Company calculated in accordance with Chapter 18 Section 1 of the Finnish Limited Liability Companies Act (624/2006, as amended, the “Finnish Companies Act”). Financing North Holdings has received equity commitments, as evidenced in equity commitment letters addressed to North Holdings, the indirect parent of North Holdings, North Holdings 1 Oy has received debt commitments (as supplemented by supplemental deeds dated January 10, 2023 and January 20, 2023, respectively) and North Holdings has received debt commitments (and interim debt commitments) as evidenced in debt commitment letters addressed to North Holdings, in each case, to finance the Bain Consortium Offer at completion and compulsory redemption proceedings, if any. In connection with the Bain Consortium Offer the equity commitments given to North Holdings by Bain Capital Funds and the members of the Consortium to finance the Bain Consortium Offer have been amended with the consent of the Company to include also financing for the redemption of the Alternative Consideration Instruments by North Holdings when they fall due. North Holdings’s obligation to complete the Bain Consortium Offer is not conditional upon availability of financing. The debt financing has been committed on a customary European “certain funds” basis and thus its availability is subject to only limited conditions. North Holdings was incorporated for the purpose of implementing the Bain Consortium Offer. The completion of the Bain Consortium Offer or offering of Alternative Consideration Instruments as alternative Z-7 consideration in the Bain Consortium Offer is not in itself expected to have any significant effect on the business operations, profit and financial position of North Holdings. Combination Agreement Pursuant to its terms and conditions, the Combination Agreement may be terminated by either party if the Board of Directors has withdrawn, modified, cancelled or amended its recommendation for the Bain Consortium Offer. As a result of the Board of Director’s decision to withdraw its recommendation from the Bain Consortium Offer, Caverion has on April 5, 2023 terminated the Combination Agreement. Following the termination, there are no effective agreements between Caverion and North Holdings regarding the Bain Consortium Offer. Background for the Statement Pursuant to the Finnish Securities Markets Act and the Helsinki Takeover Code issued by the Finnish Securities Market Association (the “Helsinki Takeover Code”), the Board of Directors must issue a public statement regarding the Bain Consortium Offer and supplement it in case of a competing tender offer. The statement must include a well-founded assessment of the Bain Consortium Offer from the perspective of Caverion and its shareholders as well as of the strategic plans presented by North Holdings in the Bain Consortium Offer Document and their likely effects on the operations of, and employment at, Caverion. In preparing its statement, the Board of Directors has relied on information provided in the Bain Consortium Offer Document and the Draft Supplement by North Holdings and certain other information provided by North Holdings and has not independently verified this information. Accordingly, the Board of Directors’ assessment of the consequences of the Bain Consortium Offer on Caverion’s business and employees should be treated with caution. Assessment Regarding Strategic Plans Presented by North Holdings and Their Likely Effects on the Operations of, and Employment at, Caverion Information Given by North Holdings The Board of Directors has assessed the strategic plans of North Holdings based on the statements made in the Bain Consortium Offer Document and the stock exchange releases published by North Holdings regarding the Bain Consortium Offer (the “Announcements”). According to the statements provided in the Announcements and in the Bain Consortium Offer Document, the Consortium is fully committed to supporting the long-term development of Caverion. Security Trading, Fennogens and Corbis in turn as committed and active long-term core shareholders of Caverion are dedicated to developing and growing Caverion as a standalone company and to ensure its competitiveness in the long run. As provided by the Consortium, the Consortium recognizes that Caverion has been recently undertaking a major effort to enhance its operations and narrow the gap vis-à-vis some of its competitors in terms of operating and financial performance. Although such efforts have yielded some positive results, the deteriorating macro and market conditions are estimated to make it more challenging to continue the repositioning. The Consortium believes that to lock-in the improvements to date and to ensure future development, a step change in Caverion’s ongoing transformation is needed. The Consortium believes that under private ownership, Caverion will be best placed to accelerate and deliver on the strategic initiatives needed for sustainably improving its long-run performance. To this aim, the Consortium intends to invest significant time and capital resources to support Caverion’s long-term development. Under private ownership, Caverion is expected to pursue an ambitious investment program in organic initiatives as well as acquisitions of synergistic businesses and other consolidation opportunities, notwithstanding a period of heightened economic and geo-political uncertainty. The Consortium believes that Caverion, in a private setting, will more effectively manage all above mentioned initiatives as well as current market challenges, as its management can devote its full attention to the business without the constraints imposed by the quarterly earnings cycle and the public market. The Consortium is well-positioned to support the transformation of Caverion due to Bain Capital’s considerable experience in the industry, including as a former investor in Bravida, and distinctive approach to investments, working alongside management in the pursuit of long-term strategic goals. With Bain Capital, Caverion will have a reference shareholder that can combine a long-term perspective with industrial expertise, and that has a strong track record of successfully developing companies through a period of private ownership. Caverion long-term main shareholders’ prominent participation in the Consortium will ensure continuity with Company’s culture and history. Together, this Z-8 unique group of investors, in good co-operation with Caverion’s employees, will bring along to Caverion the appropriate long-term investment horizon, industrial expertise and financial resources. The completion of the Bain Consortium Offer is not expected to have any immediate material effects on the operations, or the position of the management or employees, of Caverion. However, as is customary, North Holdings intends to change the composition of the Board of Directors of Caverion after the completion of the Bain Consortium Offer. Board Assessment The Board of Directors repeats its earlier assessment regarding North Holdings’s strategic plans. The Board of Directors believes that the Consortium would be well-positioned to support the transformation of Caverion thanks to Bain Capital’s considerable experience in the industry and distinctive approach to investments, working alongside management in the pursuit of long-term strategic goals. The Board of Directors believes that the prominent participation of the Company’s long-term main shareholders in the Consortium would also ensure continuity with the Company’s culture and history. Consequently, the Board of Directors believes that together this unique group of investors is well-equipped with relevant industrial expertise and adequate capital resources to support the transformation of the Company. The Board of Directors considers that the information on North Holdings’s strategic plans concerning Caverion included in the Announcements and the Bain Consortium Offer Document is of a general nature. However, based on the information presented to Caverion and the Board of Directors, the Board of Directors believes that the completion of the Bain Consortium Offer is not expected to have any immediate material effects on Caverion’s operations or the position of the employees of Caverion. On the date of this statement, the Board of Directors has not received from Caverion’s employees any formal statements as to the effects of the Bain Consortium Offer to the employment at Caverion. Assessment Regarding Financing Presented by North Holdings Information Given by North Holdings on the Financing The Board of Directors has assessed North Holdings’s financing mainly on the basis of information presented in the Bain Consortium Offer Document, the Draft Supplement and the Announcements. Furthermore, the Company’s legal adviser Castrén & Snellman Attorneys Ltd has reviewed North Holdings’s principal financing documents. Pursuant to the Bain Consortium Offer Document, the Draft Supplement and the Announcements North Holdings has received equity commitments, as evidenced in equity commitment letters addressed to North Holdings (including the amendments made on January 24, 2023 with the consent of the Company), the indirect parent of North Holdings, North Holdings 1 Oy has received debt commitments (as supplemented by supplemental deeds dated January 10, 2023 and January 20, 2023, respectively) and North Holdings has received debt commitments (and interim debt commitments) as evidenced in debt commitment letters addressed to North Holdings, in each case, to finance the Bain Consortium Offer at completion and compulsory redemption proceedings, if any. North Holdings's obligation to complete the Bain Consortium Offer is not conditional upon availability of financing. The debt financing has been committed on a customary European “certain funds” basis and thus its availability is subject to only limited conditions. The completion of the Bain Consortium Offer or offering of Alternative Consideration Instruments as alternative consideration in the Bain Consortium Offer is not in itself expected to have any significant effect on the business operations, profit and financial position of North Holdings. As Caverion has terminated the Combination Agreement on April 5, 2023, the representations and warranties given by North Holdings in respect of having access to sufficient financing have ceased to be in effect. Board Assessment Based on the information made available by North Holdings to the Company, the Board of Directors believes that North Holdings has secured necessary and adequate financing in sufficient amounts in the form of cash available under the equity and debt commitment letters in order to finance the Cash Price and the Alternative Consideration pursuant to the Bain Consortium Offer, the payment of the termination fee, if any, and compulsory redemption proceedings, if any, in accordance with the requirement set out in Chapter 11, Section 9 of the Finnish Securities Markets Act. Z-9

Certain Other Matters The Board of Directors notes that the Bain Consortium Offer may, as is common in such processes, involve unforeseeable risks. The Board of Directors notes that the shareholders of the Company should also take into account the lowered acceptance condition of above 50 per cent as well as potential risks related to non-acceptance of the Bain Consortium Offer. Should the final result of the acceptance level of the Bain Consortium Offer be lower than 90 per cent or if the acceptance condition of more than 50 per cent of the Shares and votes is waived, there would be no redemption of the minority shareholders’ Shares in the Company and that the Company would likely remain listed on Nasdaq Helsinki, but the completion of the Bain Consortium Offer would reduce the number of the Company’s shareholders and the number of Shares, which would otherwise be traded on Nasdaq Helsinki. Depending on the number of Shares validly tendered in the Bain Consortium Offer, this could have an adverse effect on the liquidity and value of the Shares in the Company and make it more difficult to dispose of Shares in a timely manner or at a favorable price after the completion of the Bain Consortium Offer. North Holdings has not communicated any changes to its previously communicated plans with respect to the Company for the event the Bain Consortium Offer is completed with the acceptance level being above 50 per cent but lower than 90 per cent. If the Bain Consortium Offer is completed in accordance with its terms, without waiving the minimum acceptance condition of more than 50 per cent of the Shares and votes, North Holdings will hold 50 per cent or more of the Shares and exercise 50 per cent or more of the voting rights represented in General Meetings and thereby become a controlling shareholder that is able to significantly influence the Company's course of business, including, but not limited to, strategy, business plan and future M&A opportunities. As a result, the Company's abilities to operate as a fully independent listed company will be limited. North Holdings would pursuant to the Finnish Companies Act be able to make major decisions concerning Caverion independently and without cooperation with other shareholders. Pursuant to the Finnish Companies Act, at the General Meeting, most resolutions are passed by a simple majority of the votes cast, and thus a shareholder that holds more than 50 per cent of the shares and voting rights carried by the shares in a company has sufficient voting rights to decide upon most matters. However, certain resolutions, including, but not limited to, changing the domicile of the Company, amendments to the Articles of Association, deviations from the shareholders’ pre-emptive subscription right to subscribe for shares in a new share issue and resolutions on a merger, a demerger or a dissolution of the Company require at least a majority of two-thirds of the votes cast and the shares represented at the General Meeting. North Holdings may in practice, depending on the number of Shares represented and votes cast at a General Meeting, have the same influence even if it would waive the 50 per cent acceptance level condition and complete the Bain Consortium Offer at a lower acceptance level. Pursuant to Chapter 18 of the Finnish Companies Act, a shareholder that holds more than 90 per cent of all shares and votes in a company shall have the right to acquire and, subject to a demand by other shareholders, also be obligated to redeem the shares owned by the other shareholders. In such case, the Shares held by the Company’s shareholders, who have not accepted the Bain Consortium Offer, may be redeemed through redemption proceedings under the Finnish Companies Act in accordance with the conditions set out therein. Caverion has undertaken to comply with the Helsinki Takeover Code referred to in Chapter 11, Section 28 of the Finnish Securities Markets Act. This statement of the Board of Directors does not constitute and should not be considered to be investment or tax advice, and the Board of Directors does not specifically evaluate herein the general price development of the Shares or the risks relating to the Shares or the Alternative Consideration in general. Shareholders must independently decide whether to accept the Bain Consortium Offer and whether to choose the Cash Price or the Alternative Consideration, and they should take into account all the relevant information available to them, including information presented in the Bain Consortium Offer Document and this statement as well as any other factors affecting the value of the Shares and the ability of North Holdings to meet its obligations under the Alternative Consideration. Caverion has appointed BofA Securities as its financial adviser and Castrén & Snellman Attorneys Ltd as its legal adviser in connection with the Bain Consortium Offer and the Triton Offer. The Board of Directors Distribution: Nasdaq Helsinki, key media, www.caverion.com Z-10

Investor and media enquiries: Milena Hæggström, Head of Investor Relations, Caverion Corporation, tel. +358 40 5581 328, milena.haeggstrom@caverion.com ABOUT CAVERION Caverion is a public limited liability company incorporated under the laws of Finland with its shares listed on the official list of Nasdaq Helsinki. Caverion is a Northern & Central European-based expert for smart and sustainable built environments, enabling performance and people’s well-being. Caverion offers expert guidance during the entire life cycle of buildings, infrastructure or industrial sites and processes: from design & build to projects, technical and industrial maintenance, facility management as well as advisory services. At the end of December 2022, there were almost 14,500 professionals serving customers at the service of Caverion Group in 10 countries. IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, THE SUPPLEMENT DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as Z-11

amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The tender offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The tender offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the tender offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The tender offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the tender offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The tender offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the tender offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the Offer Price for the tender offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, North Holdings and its affiliates or its brokers and its brokers’ affiliates (acting as agents for North Holdings or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the tender offer, and other than pursuant to the tender offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to North Holdings may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the tender offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the tender offer (including the offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the tender offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the tender offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the tender offer. Z-12

It may be difficult for Caverion’s shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since North Holdings and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders may not be able to sue North Holdings or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel North Holdings and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer BofA Securities, a subsidiary of Bank of America Corporation, is acting exclusively for Caverion and no one else in connection with the Bain Consortium Offer and the Triton Offer, and will not be responsible to anyone other than Caverion for providing the protections afforded to its clients or for providing advice in relation to the Bain Consortium Offer, the Triton Offer or any matter or arrangement referred to in this stock exchange release. Z-13